Exhibit 10.8
FIRST AMENDMENT TO AFFILIATED GUARANTY
This First Amendment to Affiliated Guaranty (“Amendment”) is dated as of September 9, 2013, and effective as of September 1, 2013, by and between SHR St. Francis, L.L.C., a Delaware limited liability company (“Affiliated Guarantor”) and Metropolitan Life Insurance Company, a New York corporation (“Lender”) with reference to the following facts:

A.    This Amendment amends and affects that certain Affiliated Guaranty dated as of May 5, 2010 (the “Affiliated Guaranty”) in which Affiliated Guarantor agreed to guaranty the performance of the Guaranteed Obligations.
B.    The Affiliated Guaranty was entered into in connection with that certain first mortgage loan (“Loan”) made by Lender to SHC Columbus Drive, LLC, a Delaware limited liability company (“Borrower”), in the amount of Ninety-Seven Million Seven Hundred Fifty Thousand and no/100 Dollars ($97,750,000.00), which loan was evidenced by a Promissory Note dated as of May 5, 2010 (“Note”), made by Borrower in favor of Lender.
C.    Repayment of the Note was secured by, among other documents, a Mortgage, Security Agreement and Fixture Filing dated as of May 5, 2010 (the “Mortgage”), executed by Borrower, for the benefit of Lender, recorded May 6, 2010 as Document 1012622016 in the official records of Cook County, Illinois.
D.    Affiliated Guarantor entered into that certain Subordinate Deed of Trust, Security Agreement and Fixture Filing dated as of May 5, 2010 securing the obligations of Affiliated Guarantor under the Affiliated Guaranty which was recorded May 11, 2010 as Instrument No. 2010-I964982-00 in the Official Records of San Francisco County, California Records and rerecorded June 28, 2010 as 2010-I989221 in the Official Records of San Francisco, California (the “Affiliated Subordinate Deed of Trust”).
E.    On May 5, 2010 Affiliated Guarantor and Lender also entered into the Affiliated Loan which loan is evidenced by the Affiliated Note and secured by the Affiliated Deed of Trust.
F. Concurrently with the execution of this Amendment, Lender and Borrower have entered into that certain First Modification of Note, Mortgage, Security Agreement and Fixture Filing and Other Loan Documents (the “Modification”)
G. Concurrently with the execution of this Amendment, Affiliated Guarantor and Lender have entered into, among other documents, (i) that certain First Modification of Affiliated Loan (the “Affiliated Loan Modification”) and (ii) that certain First Modification of Subordinate Deed of Trust.
F.    In connection with the Modification and the Affiliated Loan Modification, Affiliated Guarantor and Beneficiary desire to amend the Affiliated Guaranty.

AGREEMENT:
NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto have agreed and do hereby agree as follows:
1.    Capitalized Terms. Capitalized terms used herein and not otherwise defined shall have the meaning given in the Affiliated Guaranty.
2.    Definitions.
(a)    The term “Note” as used in the Affiliated Guaranty is hereby amended to refer to the Note as modified by the Modification.
(b)    The term “Mortgage” as used in the Affiliated Guaranty is hereby amended to refer to the Mortgage as modified by the Modification.
(c)    The term “Affiliated Loan” as used in the Affiliated Guaranty is hereby amended to refer to the Affiliated Loan as modified by the Affiliated Loan Modification.
(d)    The term “Affiliated Note” as used in the Affiliated Guaranty is hereby amended to refer to the Affiliated Note as modified by the Affiliated Loan Modification.
(b)    The term “Affiliated Deed of Trust” as used in the Affiliated Guaranty is hereby amended to refer to the Affiliated Deed of Trust as modified by the Affiliated Loan Modification.
(c)    The term “Affiliated Subordinate Deed of Trust” as used in the Affiliated Guaranty is hereby amended to refer to the Loan Documents as modified by the First Modification of Subordinate Deed of Trust.
3.    Binding Effect. This Amendment shall be binding upon the successors and assigns of Affiliated Guarantor and shall inure to the benefit of and be enforceable by Lender, its successors and assigns and any trustee appointed for the benefit of the holder of the Note.
4.    Governing Law. This Amendment shall be governed and construed by the laws of the State of California.
5.    Ratification and Confirmation. Affiliated Guarantor agrees and confirms that the Affiliated Guaranty continues in full force and effect as to all obligations contained therein and the execution and delivery of the Modification and any documents executed in connection in no way impairs or adversely affects the validity, existence or enforceability of the Affiliated Guaranty. Affiliated Guarantor represents and warrants that as of this date there is no default under the Affiliated Guaranty or the Affiliated Subordinate Deed of Trust by Affiliated Guarantor and, to its knowledge, no event that with the giving of notice or passage of time would constitute a default by Affiliated Guarantor or Lender under the Affiliated Guaranty or the Affiliated Subordinate Deed of Trust.

6.    Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.
7.    Modifications. There are and were no oral or written representations, warranties, understandings, stipulations, agreements, or promises made by either party, or by any agent, employee, or other representative of either party, pertaining to the subject matter of this Amendment which have not been incorporated into this Amendment. This Amendment shall not be modified, changed, terminated, amended, superseded, waived or extended except by a written instrument executed by the parties hereto.
8.    Full Force and Effect. Except as herein modified or amended, the provisions, conditions and terms of the Affiliated Guaranty shall remain unchanged and in full force and effect. In the case of any inconsistency between the provisions of the Affiliated Guaranty and this Amendment, the provisions of this Amendment shall govern and control.
9.    Severability. If any term, covenant or condition of this Amendment is held to be invalid, illegal or unenforceable as to a particular person, entity or situation, this Amendment shall, at the option of Beneficiary, be construed and enforced without such provision but will be otherwise enforced to the fullest extent permitted by law as to such person, entity or situation; and this Amendment will also be enforced to the fullest extent permitted by law as to any other person, entity or situation.
10.    Notices. All notices pursuant to this Amendment shall be given in accordance with the Notice provision of the Affiliated Guaranty.
11.    No Joint Venture or Partnership. Nothing contained in this Amendment shall be construed as creating a joint venture or partnership between Affiliated Guarantor and Trustor.
[Signatures appear on following page]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.
AFFILIATED GUARANTOR:

SHR St. Francis, L.L.C.,
a Delaware limited liability company

By:    /s/ Jonathan P. Stanner
Name: Jonathan P. Stanner
Title:    Vice President, Capital Markets & Treasurer

BENEFICIARY:

METROPOLITAN LIFE INSURANCE COMPANY,
a New York corporation

By:    /s/ Eric McCoskey
Name: Eric McCoskey
Title: Director

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